Exhibit 99.1

KEYCORP
401(k) SAVINGS PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULE
WITH
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

December 31, 2024

KeyCorp
401(k) Savings Plan

INDEX
Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:
Statement of Net Assets Available for Benefits	2

Statement of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4-12

Supplemental Schedule:

Schedule of Assets (Held at End of Year)	13-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and KeyCorp, as Plan Sponsor for the KeyCorp 401(k) Savings Plan

Opinion on the Financial Statements

We have audited the accompanying Statement of Net Assets Available for Benefits of the KeyCorp 401(k) Savings Plan (the “Plan”) as of December 31, 2024 and 2023, and the Statements of Changes in Net Assets Available for Benefits for the years then ended, and the related notes and supplemental schedule (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2024 and 2023, and the changes in net assets available for benefits of the Plan for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for purposes of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental Schedule of Assets (Held at End of Year) as of December 31, 2024 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedule is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with Department of Labor’s (DOL) Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd.

We have served as the Plan’s auditor since 2005.

Cleveland, Ohio
June 30, 2025

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	December 31,
	2024	2023
ASSETS
Investments, at fair value:
KeyCorp common stock (cost $77,997,717 and $84,499,559 at
2024 and 2023, respectively)	$118,027,908	$108,108,014
Other equity securities	605,935,760	525,276,766
Interest in mutual funds, money market funds and collective trusts at fair value	3,349,046,525	3,040,877,316
Total investments at Fair Value	4,073,010,193	3,674,262,096
Receivables:
Notes receivable from participants	56,378,833	52,790,390
Receivable - Interest and dividends	754,112	1,050,376
Total Receivables	57,132,945	53,840,766

Total Assets	4,130,143,138	3,728,102,862

LIABILITIES
Payables - administrative and other expenses	1,011,519	1,118,646

Total Liabilities	1,011,519	1,118,646

NET ASSETS AVAILABLE FOR BENEFITS	$4,129,131,619	$3,726,984,216

See accompanying notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	Year Ended December 31,
	2024	2023
Additions to Net Assets Attributed to:
Contributions:
Employer	$101,218,868	$99,845,649
Participants	146,537,004	147,835,047
Rollovers	23,485,517	20,623,293
Total Contributions	271,241,389	268,303,989

Interest on participant notes receivable	3,840,209	2,823,048

Investment Income:
Dividends from KeyCorp common stock	5,918,845	6,427,660
Dividends from other equity securities	2,443,905	1,713,648
Net investment income from mutual funds, money market funds and collective trusts	16,872,890	18,859,593
Net realized gain and unrealized appreciation	517,261,154	555,823,654
Total Investment Income	542,496,794	582,824,555

Deductions from Net Assets Attributed to:
Participant withdrawals	410,219,376	389,230,264
Administrative and other expenses	5,211,613	6,357,687
Total Deductions	415,430,989	395,587,951

Net Increase	402,147,403	458,363,641

Net Assets Available for Benefits:
Beginning of Year	3,726,984,216	3,268,620,575

End of Year	$4,129,131,619	$3,726,984,216

See accompanying notes to the financial statements.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1    Description of Plan

The following description of the KeyCorp 401(k) Savings Plan (Plan) provides only general information. Participants should refer to the Summary Plan Description or Plan document for a more complete description of the Plan’s provisions.

General:

The Plan consists of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. As of January 1, 2011, the Plan was amended and restated to close the KeyCorp Common Stock Fund to new investments effective January 1, 2012, with the exception of KeyCorp dividend reinvestments, and make other administrative modifications and changes as required by law or to facilitate the administration of the Plan. Effective January 1, 2017, the Plan was restated to reflect the amendments adopted since the January 1, 2011 amendment and restatement and to make administrative modifications and changes as required by law or to facilitate the administration of the Plan.

The portion of the Plan that is attributable to participant contributions invested in the Plan’s various investment funds (other than the Plan’s KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the Plan that is attributable to participant contributions, employer contributions, profit sharing contributions, after-tax contributions, and rollover contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the participant’s election, may automatically be reinvested in the Plan’s Common Stock Fund or paid directly to the participant. In 2024 and 2023, dividends of $734,602 and $882,642, respectively, were paid directly to participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Eligibility:

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer or Key) are eligible to participate in the Plan as of their first day of employment with the Employer for purposes of making pre-tax contributions, Roth contributions, Plan transfer contributions, and rollover contributions. Employees are eligible to participate in receiving employer contributions and profit sharing contributions in accordance with the following eligibility requirements: for employees whose employment commencement date is July 1, 2006, or after, participants can receive these contributions after completing one year of service. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Contributions:

Contributions are subject to limitations on annual additions and other limitations imposed by the Code as defined in the Plan agreement.

Employee 401(k) Deferral:

In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, employees who have met the eligibility requirements and have elected to participate may contribute from 1% to 100% of their compensation on a pre-tax basis to the Plan, and highly compensated employees (as that term is defined in accordance with Section 414(n) of the Code) may contribute from 1% to 7% of their compensation to the Plan. For the 2024 and 2023 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are utilized (2024 and 2023), all eligible employees may contribute up to 100% of their compensation to the Plan. The Plan also provides a qualified Roth contribution program.

Commencing January 1, 2010, an automatic enrollment feature was added to the Plan for all new regular full-time and part-time employees of the Employer (Covered Employees). The Plan was amended such that the initial default contribution percentage for Covered Employees is 2% and will increase by 1% at the beginning of each Plan year until the default percentage is 10% for Plan years on and after January 1, 2012. An amendment effective July 1, 2020 clarified that for employees hired before July 1, 2020, the increase will be effective at the beginning of the Plan year and for those hired after July 1, 2020, it will be effective on their anniversary date. The Covered Employee may request a distribution of his or her default elective deferrals no later than 90 days after default elective deferrals are first withheld from a Covered Employee’s pay. As of January 1, 2016, the Plan was amended to implement an auto-enrollment back sweep feature for certain employees hired prior to December 31, 2009.

Employer Matching Contributions:

After satisfying the eligibility requirements, Key matches dollar-for-dollar up to 7% of the participant’s contributions to the Plan. Default elective deferrals will be eligible for matching contributions after the Covered Employee satisfies the Eligibility Requirements for receiving a matching contribution. Commencing for Plan years on and after January 1, 2012, the KeyCorp Common Stock Fund was closed to new investments, and matching contributions became subject to the investment direction of the participant.

The Employer Matching Contribution for each participant is based on the participant’s eligible annual compensation. For the 2024 and 2023 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Employer Discretionary Contributions:

Key may also make additional contributions as approved by the Board of Directors. Commencing January 1, 2010, and thereafter, profit sharing contributions may be made, allocated, and credited to the accounts of participants employed on the last business day of the Plan year as a flat percentage of eligible compensation for the participants entitled to receive an allocation, based on the further terms and conditions set forth in the Plan. For Plan years beginning on and after January 1, 2012, participants will share in profit sharing contributions for the applicable year if the participant experienced a Termination Under Limited Circumstances, as defined by the Plan, during the Plan year. Key did not make a profit sharing contribution for 2024 or 2023.

Rollover Contributions:

Rollover contributions from other plans are also accepted, providing certain specified conditions are met.

Participant’s Accounts:

Each participant’s account is credited with the participant’s elective contributions, employer matching contributions, employer discretionary contributions, and earnings and losses thereon.

Vesting:

All participants are 100% vested in elective deferrals (pre-tax and Roth) and rollover contributions made to the Plan. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, participants are 100% vested in Key matching contributions after three years of service. Contributions subject to the safe harbor provisions of Section 401(k)(12) are 100% vested. Participants are 100% vested in Key discretionary contributions after three years of service.

Forfeitures:

Under the terms of the Plan, forfeited nonvested participant amounts may be used to offset Employer contributions to the Plan. At December 31, 2024, and December 31, 2023, the Plan’s investments included $257,159 and $499,001 of Plan forfeitures, respectively. During 2024, $559,815 in forfeitures were used to offset Employer contributions. During 2023, no forfeitures were used to offset Employer contributions.

Notes Receivable from Participants:

Loans are permitted under certain circumstances and are subject to limitations. Participants may borrow from their fund accounts up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loans are repaid over a period not to exceed five years with exceptions for the purchase of a primary residence.

The loans are secured by the balance in the participant’s account. The interest rate is currently established by the terms of the Loan Policy as Prime plus 1%. Loans to Plan participants are valued at their unpaid principal balance plus accrued but unpaid interest, which approximates fair value.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Payment of Benefits:

Distribution of participant contributions and matching contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, severance from employment, retirement, death, or disability, subject to special grandfathered distribution provisions). Upon termination, participants may receive a distribution of their vested account balance in cash or may elect to have their interest in the KeyCorp Common Stock Fund distributed to them in common shares of KeyCorp. Participants may leave their balance in the Plan if their balance is greater than $1,000. Upon retirement, participants may elect to receive their Plan distribution as a lump sum payment or as a monthly, quarterly, or annual installment payment. Benefit payments are recorded upon distribution.

As of January 1, 2016, the Plan was amended to facilitate the implementation of flexibility in the distribution of benefits to assist participants with retirement readiness and distribution planning.

Hardship Withdrawals:

Hardship withdrawals are permitted in accordance with Internal Revenue Service guidelines.

Investment Options:

Upon enrollment in the Plan, a participant may direct his or her employee contribution in any of the investment options offered by the Plan. As discussed above, the KeyCorp Common Stock Fund was closed to new investments effective January 1, 2012.

2Summary of Significant Accounting Policies

Basis of Accounting:

The Plan’s transactions are reported on the accrual basis of accounting.

Investment Valuation:

Investments are stated at aggregate fair value, which is determined based on the closing price reported on the last business day of the Plan year as follows:

Equity Securities

Closing market price as quoted on the New York Stock Exchange as of December 31, 2024, and December 31, 2023. The closing market price of KeyCorp’s Common Stock at December 31, 2024, and December 31, 2023, was $17.14 and $14.40, respectively. The other common stocks, which are included in either the Jennison Large Cap Growth Separate Account or the T. Rowe Price QM US Small-Cap Growth Equity Strategy Separate Account, are valued at the closing price reported on the applicable major stock exchange on which the individual securities are traded.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Mutual Funds

Closing market price as quoted per a third-party valuation service as of December 31, 2024 and December 31, 2023. Non-publicly traded mutual funds are included within the PIMCO Total Return Separate Account, which consists of open end mutual funds managed by Pacific Investment Management Company, LLC. The market value of each of the underlying mutual fund's shares are determined daily based on the fund's' net asset value determined by dividing the total value of the funds' investments and other assets, less any liabilities, by the total number of shares outstanding. The value of the funds' investments may be based on closing market prices or information received from third-party valuation services.

Collective Trust Funds

Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values received from a third-party valuation service.

Investment Transactions:

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sales of equity securities are based on the specific cost of units sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale. In the case of KeyCorp Common Stock, brokerage commissions are added to the cost of shares purchased and subtracted from the proceeds of shares sold. No direct brokerage commissions are incurred by the Plan on purchases and sales of shares or units in mutual funds and collective trust funds.

Investment Income:

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

Fair Value Measurement:

Accounting guidance defines fair value as the price to sell an asset or transfer a liability in an orderly transaction between market participants in the principal market. In other words, fair value represents an exit price at the measurement date. Market participants are buyers and sellers who are independent, knowledgeable, and willing and able to transact in the principal (or most advantageous) market for the asset or liability being measured. Current market conditions, including imbalances between supply and demand, are considered in determining fair value.

The Plan’s assets are valued based on the principal market where each would be sold. The principal market is the forum with the greatest volume and level of activity. In the absence of a principal market, valuation is based on the most advantageous market (i.e., the market where the asset could be sold at a price that maximizes the amount to be received).

There are three acceptable techniques for measuring fair value: the market approach, the income approach, and the cost approach. The appropriate technique for valuing a particular asset depends on the exit market, the nature of the asset being valued, and how a market participant would value the same asset. Ultimately, selecting the appropriate valuation method requires significant judgment, and applying the valuation technique requires sufficient knowledge and expertise.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Valuation inputs refer to the assumptions market participants would use in pricing a given asset. Inputs can be observable or unobservable. Observable inputs are assumptions based on market data obtained from an independent source. Unobservable inputs are assumptions based on the Trustee’s own information or assessment of assumptions used by other market participants in pricing the asset. Unobservable inputs are based on the best and most current information available on the measurement date.

All inputs, whether observable or unobservable, are ranked in accordance with a prescribed fair value hierarchy that gives the highest ranking to quoted prices in active markets for identical assets (Level 1) and the lowest ranking to unobservable inputs (Level 3). Fair values for assets classified as Level 2 are based on one or a combination of the following factors: (a) quoted market prices for similar assets in active markets; (b) quoted prices for identical or similar assets in inactive markets; (c) observable inputs, such as interest rates or yield curves; or (d) inputs derived principally from or corroborated by observable market data. The level in the fair value hierarchy ascribed to a fair value measurement in its entirety is based on the lowest level input that is significant to the measurement. The Plan considers an input to be significant if it drives 10% or more of the total fair value of a particular asset. Assets may transfer between levels based on the observable and unobservable inputs used at the valuation date, as the inputs may be influenced by certain market conditions. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

Typically, assets are considered to be fair valued on a recurring basis if fair value is measured regularly. Additional information regarding fair value measurements and disclosures is provided in Note 4 (“Fair Value Measurements”).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Administrative Fees:

Substantially all administrative fees are paid by the Plan.

Plan Termination:

Although it has not expressed any intent to do so, Key has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

Risks and Uncertainties:

The Plan invests in various investments, including KeyCorp common stock, other equity securities, and interests in mutual funds and collective trusts. These investments are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in values of investments will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2    Summary of Significant Accounting Policies, Continued

Subsequent Events:

In preparing these financial statements, subsequent events were evaluated through the time the financial statements were issued. Financial statements are considered issued when they are widely distributed to all shareholders and other financial statement users, or filed with the SEC. In compliance with applicable accounting standards, all material subsequent events have been either recognized in the financial statements or disclosed in the notes to the financial statements.

3    Tax Status

The Internal Revenue Service has determined and informed Key by letter dated September 22, 2013, that the Plan and related trust as of the January 1, 2011 Restatement are designed in accordance with applicable sections of the Internal Revenue Code.

The Plan has been amended since receiving the determination letter. However, the Plan Administrator and tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America (U.S. GAAP) requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken uncertain tax positions that more-likely-than-not would not be sustained upon examination by applicable taxing authorities. The Plan administrator has analyzed tax positions taken by the Plan and has concluded that, as of December 31, 2024, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or that would require disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. However, currently no audits for any tax periods are in progress.

4    Fair Value Measurements

The following is a description of the valuation methodologies used to measure the fair value of assets held in the Plan:

Equity Securities. Investments in KeyCorp Common Stock are valued at their official closing price on the New York Stock Exchange and are classified as Level 1. Other equity securities are valued at the closing price reported on the major stock exchange on which the individual securities are traded and are classified as Level 1.

Mutual Funds. Exchange-traded mutual funds are valued using quoted prices and, therefore, are classified as Level 1. Mutual funds held within the PIMCO Total Return Separate Account are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly have not been classified in the fair value hierarchy. This practical expedient would not be used if it is determined to be probable that the investment will sell for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and redemptions) may occur daily.

Money Market Funds.  Investments in money market funds are valued at their closing net asset value. Because net asset values for the money market funds are based primarily on observable inputs, most notably quoted prices for the underlying assets, these investments are classified as Level 2.

Collective Trust Funds. The Plan's investments in collective trust funds are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly, have not been classified in the fair value hierarchy. This

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

practical expedient would not be used if it is determined to be probable that the funds will sell the investment for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and sales) may occur daily. However, in high volume liquidation demand periods, the Trustee may, at their discretion, delay liquidation requests so that it is in the best interest of all participants in the fund. If the Plan initiates a full redemption of the KeyBank EB MaGIC Fund, the issuer reserves the right to require 12 months’ notification in order to ensure that securities liquidations will be carried out in an orderly business manner.

The investment strategies for the collective trust funds are varied, and they may invest directly and indirectly in a broad range of equities, debt, and derivative instruments with the objective of mirroring or exceeding the total return of certain market indices.  Strategies may vary based on global macroeconomic views, expected directional movements in the financial markets, market capitalization, and other strategies.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

The following tables present the Plan’s assets that are measured at fair value on a recurring basis in accordance with U.S. GAAP at December 31, 2024, and December 31, 2023.

December 31, 2024	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp Common Stock	$118,027,908	—	—	$118,027,908
Other Equity Securities	605,935,760			605,935,760
Mutual Funds	257,861,940	—	—	257,861,940
Money Market Funds	—	$158,933,767	—	158,933,767
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,932,250,818
	$981,825,608	$158,933,767	—	$4,073,010,193

December 31, 2023	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp common stock	$108,108,014	—	—	$108,108,014
Other equity securities	525,276,766			525,276,766
Mutual Funds	288,362,742	—	—	288,362,742
Money Market Funds	—	$152,249,655	—	152,249,655
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,600,264,919
	$921,747,522	$152,249,655	—	$3,674,262,096
(a) Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the fair value of the plan assets presented elsewhere within this report.

5    Party-in-Interest Transactions

During 2024 and 2023, the Plan received $5,918,845 and $6,427,660 respectively, in KeyCorp common stock dividends.

During the year ended December 31, 2024, the Plan purchased 200,778 shares of KeyCorp common stock for $2,793,849 and sold 779,580 shares of common stock of KeyCorp for $12,549,244. During the year ended December 31, 2023, the Plan purchased 398,421 shares of KeyCorp common stock for $4,408,621 and sold 553,384 shares of KeyCorp common stock for $6,684,345. The sales of KeyCorp common stock were completed in the open market.

The Plan has arrangements with various service providers and these arrangements qualify as party-in-interest transactions.

SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Form 5500, Schedule H, Part IV, Line 4i

KeyCorp
401(k) Savings Plan

EIN 34-6542451
Plan Number 002

December 31, 2024

(a)	(b)	(c)	(d)	(e)
	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

	Equity Securities:
*	KeyCorp common stock	Common Stock		$118,027,908
	CANADA - DESCARTES SYS GROUP INC COM SEDOL: 2528834	Common Stock		806,560
	DENMARK - ADR ASCENDIS PHARMA NS SPONSORED ADR SEDOL: BV9G6B8	Common Stock		68,835
	DENMARK - ADR NOVO-NORDISK AS ADR SEDOL: 2651202	Common Stock		5,919,380
	GERMANY - ADIDAS AG SEDOL: 4031976	Common Stock		3,780,838
	ISRAEL - SAPIENS INTERNATIONAL CORP NV COM EUR0.01 SEDOL: BFYZGX0	Common Stock		195,640
	UK - ADR ASTRAZENECA PLC SPONSORED ADR UNITEDKINGDOM SEDOL: 2989044	Common Stock		4,562,682
	#REORG/CONSOL ENERGY CHANGE CORE NATURAL 241HAQ4 01-15-2025 SEDOL: BF4L070	Common Stock		257,205
	AAON INC COM PAR $0.004 COM PAR $0.004 SEDOL: 2268130	Common Stock		561,334
	ABBOTT LAB COM SEDOL: 2002305	Common Stock		2,556,060
	ABERCROMBIE & FITCH CO CL A CL A SEDOL: 2004185	Common Stock		721,641
	ACADEMY SPORTS & OUTDOORS INC COM SEDOL: BN7K304	Common Stock		203,081
	ACADIA PHARMACEUTICALS INC COM SEDOL: 2713317	Common Stock		90,796
	ACI WORLDWIDE INC COM STK SEDOL: 2889155	Common Stock		411,542
	ADDUS HOMECARE CORP COM STK SEDOL: B55BN47	Common Stock		256,341
	ADMA BIOLOGICS INC COM SEDOL: B9NSBM2	Common Stock		344,972
	ADOBE INC COM SEDOL: 2008154	Common Stock		6,617,728
	ADVANCED ENERGY INDS INC COM SEDOL: 2049175	Common Stock		222,588
	ADVANCED MICRO DEVICES INC COM SEDOL: 2007849	Common Stock		6,350,051
	AFFILIATED MANAGERS GROUP INC COM STK SEDOL: 2127899	Common Stock		232,814
	AGILYSYS INC COM STK SEDOL: 2689162	Common Stock		488,644
	AGIOS PHARMACEUTICALS INC COM SEDOL: BCBVTX1	Common Stock		137,355
	AIRBNB INC CL A COM USD0.0001 CL A SEDOL: BMGYYH4	Common Stock		4,984,381
	AKERO THERAPEUTICS INC COM SEDOL: BK7Y2V9	Common Stock		168,033
	ALKERMES PLC SHS SEDOL: B3P6D26	Common Stock		393,149
	ALPHA METALLURGICAL RES INC COM SEDOL: BMFND53	Common Stock		193,516
	ALPHABET INC CAP STK USD0.001 CL C SEDOL: BYY88Y7	Common Stock		12,108,366
	ALPHABET INC CAPITAL STOCK USD0.001 CL A SEDOL: BYVY8G0	Common Stock		12,133,373
	AMAZON COM INC COM SEDOL: 2000019	Common Stock		39,875,888
	AMICUS THERAPEUTICS INC COM SEDOL: B19FQ48	Common Stock		111,439

AMPHASTAR PHARMACEUTICALS INC DEL COM SEDOL: BNFWZS4	Common Stock	194,079
ANALOG DEVICES INC COM SEDOL: 2032067	Common Stock	4,332,484
API GROUP CORPORATION COM USD0.0001 SEDOL: BMBPH06	Common Stock	688,142
APPLE INC COM STK SEDOL: 2046251	Common Stock	31,591,234
APPLIED INDL TECHNOLOGIES INC COM SEDOL: 2086309	Common Stock	646,090
APPLOVIN CORP COM CL A COM CL A SEDOL: BMV3LG4	Common Stock	1,530,744
ARCBEST CORP COM USD0.01 SEDOL: BLTFST7	Common Stock	46,660
ARCELLX INC COM SEDOL: BPCJ1Q2	Common Stock	172,859
ARVINAS INC COM SEDOL: BDZ30Q0	Common Stock	145,117
ASBURY AUTOMOTIVE GROUP INC COM SEDOL: 2855855	Common Stock	161,372
ASGN INCORPORATED COMN STK USD0.01 SEDOL: BFY8W20	Common Stock	265,771
ATI INC COM SEDOL: 2526117	Common Stock	566,912
ATLAS ENERGY SOLUTIONS INC NEW CL A SEDOL: BL6JGD2	Common Stock	130,751
ATMUS FILTRATION TECHNOLOGIES INC COM SEDOL: BNRR1B2	Common Stock	585,467
AURORA INNOVATION INC CL A COM SEDOL: BMF0P92	Common Stock	93,870
AVIDITY BIOSCIENCES INC COM SEDOL: BMWHPY1	Common Stock	286,642
AXALTA COATING SYSTEMS LTD COM USD1.00 SEDOL: BSFWCF5	Common Stock	530,136
AXCELIS TECHNOLOGIES INC COM NEW COM NEW SEDOL: BD420Q8	Common Stock	340,337
AZEK CO INC CL A CL A SEDOL: BKPVG43	Common Stock	720,452
A10 NETWORKS INC COM SEDOL: BKQVBN6	Common Stock	218,960
BADGER METER INC COM SEDOL: 2069128	Common Stock	378,846
BALCHEM CORP COM SEDOL: 2072074	Common Stock	331,043
BANCORP INC DEL COM STK SEDOL: B05BRL7	Common Stock	408,514
BEAM THERAPEUTICS INC COM SEDOL: BK6L288	Common Stock	52,080
BELDEN INC COM SEDOL: B01WL78	Common Stock	642,215
BELLRING BRANDS INC COM USD0.01 SEDOL: BN70ZC0	Common Stock	618,767
BIOHAVEN LTD COM NPV WI SEDOL: BPLZ7S5	Common Stock	344,292
BLACKBAUD INC COM SEDOL: 2458878	Common Stock	268,625
BLACKLINE INC COM SEDOL: BD3WZS6	Common Stock	133,672
BLOCK H & R INC COM SEDOL: 2105505	Common Stock	412,733
BLOOMIN BRANDS INC COM SEDOL: B847RJ0	Common Stock	61,599
BLUE OWL CAP INC COM CL A SEDOL: BN7CQS9	Common Stock	464,479
BLUEPRINT MEDICINES CORP COM SEDOL: BWY52P3	Common Stock	398,595
BOEING CO COM SEDOL: 2108601	Common Stock	5,360,976
BOISE CASCADE CO COM SEDOL: B9BP4R1	Common Stock	298,457
BOOZ ALLEN HAMILTON HLDG CORP CL A COM STK SEDOL: B5367T7	Common Stock	393,951
BOX INC CL A CL A SEDOL: BVB3BV2	Common Stock	255,265
BOYD GAMING CORP COM SEDOL: 2117232	Common Stock	405,644
BRAZE INC CL A CL A SEDOL: BPLQR66	Common Stock	296,887
BRIDGEBIO PHARMA INC COM SEDOL: BK1KWG8	Common Stock	241,472
BRIGHT HORIZONS FA COM USD0.001 SEDOL: B7MJWP2	Common Stock	256,839
BRINKER INTL INC COM SEDOL: 2193544	Common Stock	231,508
BRINKS CO COM SEDOL: 2691305	Common Stock	406,147
BROADCOM INC COM SEDOL: BDZ78H9	Common Stock	23,001,542
BROADRIDGE FINL SOLUTIONS INC COM STK SEDOL: B1VP7R6	Common Stock	307,482
BRUNSWICK CORP COM SEDOL: 2149309	Common Stock	105,622

BUILDERS FIRSTSOURCE INC COM STK SEDOL: B0BV2M7	Common Stock	173,517
BWX TECHNOLOGIES INC COM SEDOL: BZ0W624	Common Stock	370,595
CABOT CORP COM SEDOL: 2162500	Common Stock	377,110
CACI INTL INC CL A CL A SEDOL: 2159267	Common Stock	108,692
CADENCE DESIGN SYS INC COM SEDOL: 2302232	Common Stock	7,727,230
CADRE HLDGS INC COM SEDOL: BKVKB49	Common Stock	119,316
CARPENTER TECHNOLOGY CORP COM SEDOL: 2177504	Common Stock	288,507
CARS COM INC COM SEDOL: BYXHTC0	Common Stock	114,915
CARVANA CO CL A CL A SEDOL: BYQHPG3	Common Stock	272,502
CASELLA WASTE SYS INC CL A COM STK SEDOL: 2120490	Common Stock	463,236
CASEYS GEN STORES INC COM SEDOL: 2179414	Common Stock	458,834
CATALYST PHARMACEUTICALS INC COM STK USD0.001 STK SEDOL: B1G7Q03	Common Stock	230,196
CAVCO INDS INC DEL COM STK SEDOL: 2787022	Common Stock	411,424
CBIZ INC COM SEDOL: 2730781	Common Stock	509,392
CCC INTELLIGENT SOLUTIONS HLDGS INC COM SEDOL: BP4CXL8	Common Stock	646,898
CELLDEX THERAPEUTICS INC NEW	Common Stock	148,992
CENTRUSENERGYCORPCLACOM SEDOL: BQXKDH6	Common Stock	124,627
CHAMPION HOMES INC SEDOL: 2814005	Common Stock	281,480
CHARLES RIV LABORATORIES INTL INC COM SEDOL: 2604336	Common Stock	183,492
CHOICE HOTELS INTL INC COM SEDOL: 2106780	Common Stock	87,744
CHURCHILL DOWNS INC COM SEDOL: 2194105	Common Stock	370,974
CIRRUS LOGIC INC COM SEDOL: 2197308	Common Stock	345,543
CLEAN H8RS INC COM SEDOL: 2202473	Common Stock	463,272
CLEANSPARK INC COM NEW COM NEW SEDOL: 8JDRX78	Common Stock	58,944
CNX RESOURCES CORPORATION COM SEDOL: 8F3FTF4	Common Stock	358,963
COCA-COLA CONSOLIDATED INC COM SEDOL: 2206721	Common Stock	825,293
COMFORT SYS USA INC COM SEDOL: 2036047	Common Stock	214,574
COMMVAULT SYS INC COM STK SEDOL: 8142838	Common Stock	659,628
CONCENTRA GROUP HLDGS PARENT INC COM SEDOL: 8SWW195	Common Stock	91,858
CONMED CORP COM SEDOL: 2216010	Common Stock	88,014
CORE & MAIN INC COM CL A COM CL A SEDOL: 8NXKS92	Common Stock	82,525
CORVEL CORP COM SEDOL: 2347277	Common Stock	659,549
COSTCO WHOLESALE CORP NEW COM SEDOL: 2701271	Common Stock	10,352,935
CRANE CO NEW COM SEDOL: 8NYD4F8	Common Stock	389,694
CREDO TECHNOLOGY GROUP HOLDING LTD SEDOL: 8LD13F2	Common Stock	396,405
CRINETICS PHARMACEUTICALS INC COM SEDOL: 8DD19F8	Common Stock	446,212
CROCS INC COM SEDOL: 80T7Z62	Common Stock	227,056
CROWDSTRIKE HLDGS INC CL A CL A SEDOL: 8JJP138	Common Stock	5,825,274
CSW INDUSTRIALS INC COM SEDOL: 8YQD1J6	Common Stock	691,488
CURTISS WRIGHT CORP COM SEDOL: 2241205	Common Stock	698,384
CYTOKINETICS INC COMMON STOCK SEDOL: BBBSBJ5	Common Stock	334,266
DATADOG INC COM USD0.00001 CL A SEDOL: BKT9Y49	Common Stock	4,581,482
DECKERS OUTDOOR CORP COM SEDOL: 2267278	Common Stock	353,377
DENALI THERAPEUTICS INC COM SEDOL: BD2B4V0	Common Stock	184,194
DEXCOM INC COM SEDOL: B0796X4	Common Stock	2,985,435
DICKS SPORTING GOODS INC OC-COM OC-COM SEDOL: 2969637	Common Stock	344,175
DIODES INC COM SEDOL: 2270500	Common Stock	355,836
DISC MEDICINE INC COM SEDOL: BMGJZJ8	Common Stock	164,143
DOMINOS PIZZA INC COM SEDOL: B01SD70	Common Stock	196,028

DONNELLEY FINL SOLUTIONS INC COM SEDOL: BYND5T7	Common Stock	341,690
DOUBLEVERIFY HLDGS INC COM SEDOL: BMDX9Z7	Common Stock	300,829
DUOLINGO INC CL A COM CL A COM SEDOL: BMCM6P4	Common Stock	699,364
DYCOM INDS INC COM SEDOL: 2289841	Common Stock	212,875
DYNATRACE INC COM SEDOL: BJV2RD9	Common Stock	377,678
DYNE THERAPEUTICS INC COM SEDOL: BN15WD1	Common Stock	90,494
E L F BEAUTY INC COM SEDOL: BDDQ975	Common Stock	326,430
EAGLE MATLS INC COM SEDOL: 2191399	Common Stock	563,600
EATON CORP PLC COM USD0.50 SEDOL: B8KQN82	Common Stock	3,822,147
EDWARDS LIFESCIENCES CORP COM SEDOL: 2567116	Common Stock	2,570,988
ELEMENT SOLUTION INC COM SEDOL: BJ1C2K1	Common Stock	180,502
ELI LILLY & CO COM SEDOL: 2516152	Common Stock	12,754,212
EMCOR GROUP INC COM SEDOL: 2474164	Common Stock	369,475
ENCOMPASS HEALTH CORP COM USD0.01 SEDOL: BYX2YJ7	Common Stock	930,149
ENDEAVOR GROUP HOLDINGS INC COM 0.00001 CL A SEDOL: BJQ05Y5	Common Stock	531,742
ENSIGN GROUP INC COM STK SEDOL: B1YWPP8	Common Stock	856,416
ENTEGRIS INC COM SEDOL: 2599700	Common Stock	252,207
EPLUS INC COM SEDOL: 2597748	Common Stock	134,609
ESAB CORPORATION COM USD0.001 WI SEDOL: BJLTMN5	Common Stock	731,634
EURONET WORLDWIDE INC COM SEDOL: 2320148	Common Stock	409,098
EVERTEC INC COM SEDOL: B7KY3Z6	Common Stock	206,628
EVOLENT HEALTH INC CL A CL A SEDOL: BYLY8H1	Common Stock	67,916
EXACT SCIENCES CORP COM SEDOL: 2719951	Common Stock	323,767
EXELIXIS INC COM STK SEDOL: 2576941	Common Stock	528,971
EXLSERVICE COM INC COM STK SEDOL: B07LST0	Common Stock	726,456
EXPAND ENERGY CORP SEDOL: BMZ5LZ5	Common Stock	238,920
EXPRO GROUP HOLDINGS N.V SEDOL: BCRY5H0	Common Stock	58,110
EXTREME NETWORKS INC COM SEDOL: 2407052	Common Stock	99,285
FABRINET COM USD0.01 SEDOL: B4JSZL8	Common Stock	812,017
FAIR ISAAC CORPORATION COM SEDOL: 2330299	Common Stock	529,587
FEDERAL SIGNAL CORP COM SEDOL: 2333986	Common Stock	613,377
FIRST ADVANTAGE CORP NEW COM SEDOL: BNKGY06	Common Stock	147,517
FIRST BANCORP P R COM NEW COM NEW SEDOL: 2296926	Common Stock	413,683
FLUOR CORP NEW COM SEDOL: 2696838	Common Stock	123,300
FORMFACTOR INC COM STK SEDOL: 2891826	Common Stock	226,160
FORTINET INC COM SEDOL: B5B2106	Common Stock	168,647
FRONTDOOR INC COM SEDOL: BFYF094	Common Stock	415,328
FTAI AVIATION LTD COM USD0.01 SEDOL: BLKFTK4	Common Stock	455,743
FTI CONSULTING INC COM SEDOL: 2351449	Common Stock	443,230
GE AEROSPACE SEDOL: BL59CR9	Common Stock	3,549,625
GLOBANT SA USD1.20 SEDOL: BP40HF4	Common Stock	491,879
GLOBUS MED INC CL A NEW COM STK SEDOL: B7D65M0	Common Stock	796,084
GOLDMAN SACHS GROUP INC COM SEDOL: 2407966	Common Stock	2,385,535
GRAND CANYON ED INC COM STK SEDOL: B3F1XM1	Common Stock	430,466
GRAPHIC PACKAGING HLDG CO COM STK SEDOL: B2Q8249	Common Stock	76,510
GREEN BRICK PARTNERS INC COM SEDOL: BS7T2R6	Common Stock	302,730
GRIFFON CORP COM SEDOL: 2463344	Common Stock	252,225
GROUP 1 AUTOMOTIVE INC COM SEDOL: 2121352	Common Stock	333,391
GULFPORT ENERGY CORP COM USD0.01 SEDOL: BND7X43	Common Stock	191,015
GXO LOGISTICS INC COM SEDOL: BNNTGF1	Common Stock	289,275
HAEMONETICS CORP MASS COM SEDOL: 2401195	Common Stock	246,655

HALOZYME THERAPEUTICS INC COM SEDOL: 2975098	Common Stock	532,842
HAMILTON LANE INC CL A CL A SEDOL: BF0SR29	Common Stock	179,141
HERC HLDGS INC COM SEDOL: BZBZ020	Common Stock	151,653
HEXCEL CORP NEW COM SEDOL: 2416779	Common Stock	81,510
HILTON GRAND VACATIONS INC COM SEDOL: BYSLHX4	Common Stock	200,787
HILTON WORLDWIDE HLDGS INC COM NEW COM NEW SEDOL: BYVMW06	Common Stock	3,824,801
HIMS & HERS HEALTH INC COM CL A COM SEDOL: BN46048	Common Stock	70,122
HOME DEPOT INC COM SEDOL: 2434209	Common Stock	7,540,960
IDEAYA BIOSCIENCES INC COM SEDOL: BK0VHF6	Common Stock	133,203
IMMUNOVANT INC COM SEDOL: BJRFSB7	Common Stock	42,357
IMPINJ INC COM SEDOL: BYYGJZ9	Common Stock	241,858
INSMED INC COM PAR $.01 SEDOL: 2614487	Common Stock	765,654
INSTALLED BLDG PRODS INC COM SEDOL: BJSP4C9	Common Stock	312,821
INTERDIGITAL INC COM SEDOL: 2465737	Common Stock	217,160
INTERPARFUMS INC SEDOL: 2473150	Common Stock	162,678
INTRA-CELLULAR THERAPIES INC COM SEDOL: BHCB0P4	Common Stock	433,469
INTUITIVE SURGICAL INC COM NEW STK SEDOL: 2871301	Common Stock	5,517,117
IONIS PHARMACEUTICALS INC COM SEDOL: BDJ0LS6	Common Stock	275,660
IONQ INC COM SEDOL: BP484B3	Common Stock	199,368
IOVANCE BIOTHERAPEUTICS INC COM SEDOL: BF0DMK7	Common Stock	80,830
IRIDIUM COMMUNICATIONS INC COM STK SEDOL: B2QH310	Common Stock	482,690
JANUX THERAPEUTICS INC COM SEDOL: BMFX8Y7	Common Stock	32,124
KADANT INC COM SEDOL: 2769978	Common Stock	630,987
KEYSIGHT TECHNOLOGIES INC COM SEDOL: BQZJ0Q9	Common Stock	4,891,826
KINSALE CAP GROUP INC COM SEDOL: BD1MGQ3	Common Stock	84,654
KIRBY CORP COM SEDOL: 2493534	Common Stock	306,397
KRYSTAL BIOTECH INC COM SEDOL: BD6JX35	Common Stock	199,585
KULICKE & SOFFA INDS INC COM SEDOL: 2498001	Common Stock	114,037
KYMERA THERAPEUTICS INC COM SEDOL: BMPRZV5	Common Stock	282,093
LANDSTAR SYS INC COM SEDOL: 2503994	Common Stock	183,718
LANTHEUS HLDGS INC COM SEDOL: BP8S8J5	Common Stock	620,047
LAUREATE ED INC COM CL A SEDOL: BYMYT66	Common Stock	276,691
LEMAITRE VASCULAR INC COM STK SEDOL: B1G6TJO	Common Stock	237,261
LEONARDO DRS INC COM SEDOL: BNSNZQ2	Common Stock	248,141
LIBERTY ENERGY INC COM USD0.01 CL A SEDOL: BDCWFT8	Common Stock	155,321
LIGHT & WONDER INC COM USD0.001 SEDOL: 2919290	Common Stock	640,421
LINCOLN ELEC HLDGS INC COM SEDOL: 2516851	Common Stock	305,576
LITTELFUSE INC COM SEDOL: 2531832	Common Stock	102,979
LOAR HOLDINGS INC COM SEDOL: BLDCK32	Common Stock	87,583
LOUISIANA-PACIFIC CORP COM SEDOL: 2535243	Common Stock	774,968
MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC COM STK SEDOL: B5B15Y5	Common Stock	591,220
MADRIGAL PHARMACEUTICALS INC COM SEDOL: BD59BS7	Common Stock	226,799
MANHATTAN ASSOCS INC COM SEDOL: 2239471	Common Stock	525,347
MARA HOLDINGS INC COM USD0.0001 SEDOL: BLR?B52	Common Stock	202,146
MARRIOTT INTL INC NEW COM STK CL A SEDOL: 2210614	Common Stock	3,119,944
MASTERCARD INC CL A SEDOL: B121557	Common Stock	12,377,554
MATADOR RES CO COM SEDOL: B7MSLL8	Common Stock	416,043
MATTEL INC COM STOCK SEDOL: 2572303	Common Stock	350,682
MEDPACE HLDGS INC COM SEDOL: BDCBC61	Common Stock	216,282
MERCADOLIBRE INC COM STK SEDOL: B23X1H3	Common Stock	6,102,879
MERIT MED SYS INC COM SEDOL: 2580555	Common Stock	689,807

MERUS B V MERUS NV SEDOL: BZBY005	Common Stock	75,354
META PLATFORMS INC COM USD0.000006 CL 'A' SEDOL: B7TL820	Common Stock	28,398,992
MICROSOFT CORP COM SEDOL: 2588173	Common Stock	28,321,428
MICROSTRATEGY INC CL A NEW CL A NEW SEDOL: 2974329	Common Stock	183,909
MIRUM PHARMACEUTICALS INC COM SEDOL: BJDX8Y8	Common Stock	154,566
MKS INSTRS INC COM SEDOL: 2404871	Common Stock	272,040
MLP VIPER ENERGY INC SEDOL: BR1YSF0	Common Stock	724,715
MODINE MFG CO COM STK SEDOL: 2598354	Common Stock	226,643
MOLINA HEALTHCARE INC COM SEDOL: 2212706	Common Stock	222,071
MONOLITHIC PWR SYS INC COM SEDOL: B01Z7J1	Common Stock	140,825
MONTE ROSA THERAPEUTICS INC COM SEDOL: BP7KZP7	Common Stock	42,841
MOODYS CORP COM SEDOL: 2252058	Common Stock	5,486,832
MOOG INC CLA SEDOL: 2601218	Common Stock	63,973
MOONLAKE IMMUNOTHERAPEUTICS COM SEDOL: BNG3F86	Common Stock	210,914
MP MATERIALS CORP COM USD0.0001 CL A SEDOL: BN15Y35	Common Stock	326,648
MR COOPER GROUP INC COM USD0.01 SEDOL: BGHKHS1	Common Stock	622,913
MSA SAFETY INC COM SEDOL: BKM4S16	Common Stock	249,318
MUELLER INDS INC COM SEDOL: 2609717	Common Stock	156,419
MURPHY USA INC COM SEDOL: BCZWJ63	Common Stock	1,087,794
NATERA INC COM SEDOL: BYQRG48	Common Stock	385,777
NETFLIX INC COM STK SEDOL: 2857817	Common Stock	19,078,705
NEUROCRINE BIOSCIENCES INC COM SEDOL: 2623911	Common Stock	262,217
NEXSTAR MEDIA GROUP INC COMMON STOCK SEDOL: 2949758	Common Stock	398,400
NEXTRACKER INC CL A COM USD0.0001 CL A SEDOL: BR1GTS6	Common Stock	79,708
NOBLE CORPORATION PLC COM SEDOL: BN2QTL0	Common Stock	124,218
NOVANTA INC NOVANTA INC SEDOL: BD8S5H8	Common Stock	622,385
NURIX THERAPEUTICS INC COM SEDOL: BMVLGP2	Common Stock	116,733
NUTANIX INC CL A CL A SEDOL: BYQBFT8	Common Stock	553,495
NUVALENT INC CL A CL A SEDOL: BMVBZD3	Common Stock	222,080
NVIDIA CORP COM SEDOL: 2379504	Common Stock	44,887,104
0 REILLY AUTOMOTIVE INC NEW COM USD0.01 SEDOL: B65LWX6	Common Stock	4,768,102
OLIN CORP COM SEDOL: 2658526	Common Stock	240,453
OLLIES BARGAIN OUTLET HLDGS INC COM SEDOL: BZ22B38	Common Stock	199,489
ONTO INNOVATION INC SEDOL: BKZ7N95	Common Stock	733,015
OPTION CARE HEALTH INC COM NEW COM NEW SEDOL: BKM5C62	Common Stock	376,536
ORMAT TECHNOLOGIES INC COM SEDOL: B03L311	Common Stock	112,822
OSCAR HEALTH INC CL A CL A SEDOL: BKY83Q6	Common Stock	138,835
PALO ALTO NETWORKS INC COM USD0.0001 SEDOL: B87ZMX0	Common Stock	3,265,090
PALOMAR HLDGS INC COM SEDOL: BJYLZK6	Common Stock	410,428
PATRICK INDS INC COM SEDOL: 2673154	Common Stock	345,447
PAYLOCITY HLDG CORP COM SEDOL: BKM4N88	Common Stock	419,086
PAYONEER GLOBAL INC COM SEDOL: BLSPX60	Common Stock	720,611
PEGASYSTEMS INC COM SEDOL: 2675860	Common Stock	211,937
PENUMBRA INC COM SEDOL: BZ0V201	Common Stock	383,530
PERFORMANCE FOOD GROUP CO COM SEDOL: BYVYD43	Common Stock	361,029
PERMIAN RES CORP CL A SEDOL: BQPCHB2	Common Stock	311,672
PHOTRONICS INC COM SEDOL: 2687315	Common Stock	235,529
PLIANT THERAPEUTICS INC COM SEDOL: BMDWW66	Common Stock	75,714

POOL CORP COM STK SEDOL: 2781585	Common Stock	107,055
POST HLDGS INC COM STK SEDOL: B6T0518	Common Stock	579,053
PRAXIS PRECISION MEDICINES INC COM NEW SEDOL: BQ721R4	Common Stock	146,763
PRESTIGE CONSUMER HEALTHCARE INC COM SEDOL: B0650P3	Common Stock	289,558
PRICESMART INC COM STK SEDOL: 2092942	Common Stock	192,912
PRIMERICA INC COM SEDOL: B50K3X8	Common Stock	323,261
PROCEPT BIOROBOTICS CORP COM SEDOL: BMYRFV6	Common Stock	58,377
PROGRESS SOFTWARE CORP COM SEDOL: 2705198	Common Stock	97,725
PROGRESSIVE CORP OH COM SEDOL: 2705024	Common Stock	5,197,141
PROTHENA CORP PLC USD0.01 SEDOL: B91XRN2	Common Stock	71,743
PTC INC COM SEDOL: B95N910	Common Stock	570,549
PTC THERAPEUTICS INC COM SEDOL: B17VCN9	Common Stock	207,599
PURE STORAGE INC CL A CL A SEDOL: BYZ62T3	Common Stock	57,683
QUALYS INC COM USD0.001 SEDOL: B7XJTN8	Common Stock	194,064
Q2 HLDGS INC COM SEDOL: BKM4KV0	Common Stock	696,699
RADNET INC COM STK SEDOL: B1JNG19	Common Stock	113,769
RAMBUS INC DEL COM SEDOL: 2721967	Common Stock	918,178
RANGE RES CORP COM SEDOL: 2523334	Common Stock	289,459
RBC BEARINGS INC COM SEDOL: B0GLYB5	Common Stock	320,080
RED ROCK RESORTS INC CL A CL A SEDOL: BYY9947	Common Stock	120,224
REMITLY GLOBAL INC COM SEDOL: BNZJHHB	Common Stock	261,045
REPLIGEN CORP COM STK USD0.01 SEDOL: 2731654	Common Stock	325,017
REPLIMUNE GROUP INC COM SEDOL: BDDVW37	Common Stock	233,396
REVOLUTION MEDICINES INC COM SEDOL: BL71K91	Common Stock	229,066
RHYTHM PHARMACEUTICALS INC COM SEDOL: BF2YWG4	Common Stock	137,655
RLI CORP COM SEDOL: 2719070	Common Stock	275,596
ROCKET LAB USA INC COM SEDOL: BM8Z538	Common Stock	142,632
ROCKET PHARMACEUTICALS INC COM USD0.01 SEDOL: BDFKQ07	Common Stock	46,547
RPM INTL INC SEDOL: 2756174	Common Stock	529,773
RUSH STREET INTERACTIVE INC COM SEDOL: BN6R7F9	Common Stock	282,111
RYAN SPECIALTY HOLDINGS INC CL A COM USD0.001 CL A SEDOL: BNXKSK3	Common Stock	186,256
SAIA INC COM STK SEDOL: 2982399	Common Stock	635,743
SALESFORCE INC COM USD0.001 SEDOL: 2310525	Common Stock	8,316,459
SCHOLAR ROCK HLDG CORP COM SEDOL: BFZQ0LB	Common Stock	330,158
SELECT MED HLDGS CORP COM SEDOL: B4MF0Q6	Common Stock	129,518
SERVICENOW INC COM USD0.001 SEDOL: B80NXX8	Common Stock	8,374,948
SERVICETITAN INC CL A CL A SEDOL: BPGN2Q7	Common Stock	49,892
SHIFT4 PMTS INC CL A CL A SEDOL: BLF0L75	Common Stock	235,684
SIMPLY GOOD FOODS CO COM SEDOL: BF27XF9	Common Stock	217,898
SIMPSON MFG INC COM SEDOL: 2809250	Common Stock	589,857
SITEONE LANDSCAPE SUPPLY INC COM SEDOL: BYQ7X81	Common Stock	529,452
SKYWARD SPECIALTY INS GROUP INC COM SEDOL: BNNMQS3	Common Stock	486,043
SNOWFLAKE INC CL A CL A SEDOL: BN134B7	Common Stock	3,964,786
SOLENO THERAPEUTICS INC COM PAR SEDOL: BL6JK96	Common Stock	64,863
SPRINGWORKS THERAPEUTICS INC COM SEDOL: BGMGM89	Common Stock	105,680
SPROUTS FMRS MKT INC COM SEDOL: BCGCR79	Common Stock	1,215,552
SPS COMM INC COM SEDOL: B57VWJ3	Common Stock	628,326
SPX TECHNOLOGIES INC COM SEDOL: BQ1L7V3	Common Stock	706,645
STERIS PLC ORD USD0.001 SEDOL: BFY8C75	Common Stock	186,032

STERLING INFRASTRUCTURE INC COM STK SEDOL: 2632876	Common Stock	360,988
STONEX GROUP INC COM SEDOL: BMQ8XV3	Common Stock	420,291
STRIDE INC COM USO SEDOL: BLD5321	Common Stock	720,962
TECHNIPFMC PLC COM USD1 SEDOL: BDSFG98	Common Stock	596,135
TELEDYNE TECHNOLOGIES INC COM SEDOL: 2503477	Common Stock	691,554
TENABLE HLDGS INC COM SEDOL: BF?J7N6	Common Stock	173,193
TENET HEALTHCARE CORP COM NEW. SEDOL: B8DMK08	Common Stock	643,773
TESLA INC COM USD0.001 SEDOL: B616C79	Common Stock	15,807,509
TEXAS ROADHOUSE INC COMMON STOCK SEDOL: B033TJ7	Common Stock	478,861
TG THERAPEUTICS INC COM SEDOL: B828K63	Common Stock	63,210
THE TRADE DESK INC COM CL A COM CL A SEDOL: BD8FDD1	Common Stock	6,571,337
THRYV HLDGS INC COM NEW COM NEW SEDOL: BMCMWY5	Common Stock	58,312
TJX COS INC COM NEW SEDOL: 2989301	Common Stock	3,986,730
TKO GROUP HLDGS INC COM SEDOL: BQBBFD1	Common Stock	548,545
TOPBUILD CORP COM SEDOL: BZ0P3W2	Common Stock	175,596
TORO CO COM SEDOL: 2897040	Common Stock	234,853
TRANSMEDICS GROUP INC COM SEDOL: BK6TM04	Common Stock	143,530
TRAVEL+ LEISURE CO COM USD0.01 SEDOL: BMXYT16	Common Stock	148,777
TREX CO INC COM SEDOL: 2483074	Common Stock	213,993
TRINET GROUP INC COM USD0.000025 SEDOL: 2693914	Common Stock	199,694
UBER TECHNOLOGIES INC COM USD0.00001 SEDOL: BK6N347	Common Stock	5,722,076
UFP INDUSTRIES INC COM USD1.00 SEDOL: BMQ60Q1	Common Stock	616,646
UFP TECHNOLOGIES INC COM SEDOL: 2908652	Common Stock	418,357
ULTRAGENYX PHARMACEUTICAL INC COM SEDOL: BJ62Z18	Common Stock	283,299
UNITED PARKS & RESORTS INC SEDOL: B84KWJ4	Common Stock	127,551
UPWORK INC COM SEDOL: BGRFWV4	Common Stock	541,594
VALVOLINE INC COM SEDOL: BDG22J3	Common Stock	209,301
VAXCYTE INC COM SEDOL: BKPVGH6	Common Stock	154,634
VEECO INSTRS INC DEL COM SEDOL: 2938422	Common Stock	119,876
VERA THERAPEUTICS INC CL A CL A SEDOL: BL55460	Common Stock	296,284
VERRA MOBILITY CORP SEDOL: BFXX5X8	Common Stock	599,567
VERTEX INC CL A CL A SEDOL: BMX6DM1	Common Stock	441,845
VERTEX PHARMACEUTICALS INC COM SEDOL: 2931034	Common Stock	6,977,583
VERTIV HOLDINGS LLC COM USD0.0001 SEDOL: BL3LWS8	Common Stock	4,221,520
VISA INC COM CL A STK SEDOL: B2PZN04	Common Stock	13,224,378
VISTEON CORP COM NEW COM NEW SEDOL: B4N0JJ6	Common Stock	278,670
VITAL FARMS INC COM SEDOL: BL6JSP8	Common Stock	267,448
VONTIER CORP COM USD0.0001 WI SEDOL: BH4GV32	Common Stock	536,255
WALMART INC COM SEDOL: 2936921	Common Stock	9,249,943
WALT DISNEY CO SEDOL: 2270726	Common Stock	8,547,783
WARRIOR MET COAL INC COM SEDOL: BF2X272	Common Stock	215,170
WATSCO INC COM SEDOL: 2943039	Common Stock	196,664
WATTS WTR TECHNOLOGIES INC	Common Stock	618,845
WAVE LIFE SCIENCES PTE LTD COM NPV SEDOL: BYZG9R0	Common Stock	40,821
WEATHERFORD INTL LTD COMMON STOCK SEDOL: BLNN369	Common Stock	408,434
WEST PHARMACEUTICAL SVCS INC COM SEDOL: 2950482	Common Stock	144,454
WILLSCOT HOLDINGS CORPORATION COM SEDOL: BMHL0Z4	Common Stock	396,784
WINGSTOP INC COM SEDOL: BYYXHN4	Common Stock	786,950

	WOODWARD INC COM SEDOL: 2948089	Common Stock	744,230
	WYNN RESORTS LTD COM SEDOL: 2963811	Common Stock	179,988
	XENCOR INC COM SEDOL: BGCYWN8	Common Stock	194,112
	XPO INC COM SEDOL: B6Z1355	Common Stock	270,300
	ZEBRA TECHNOLOGIES CORP CL A SEDOL: 2989356	Common Stock	362,661
	10X GENOMICS INC CL A CL A SEDOL: BKS3RS7	Common Stock	83,460
	EQTY LIFESTYLE PPTYS INC REIT SEDOL: 2563125	Common Stock	163,237
	REBATE ACCRUALS CUSIP: 999927312	Common Stock	—
	REXFORD INDL RLTY INC COM SEDOL: BC9ZHL9	Common Stock	119,073
	1ST INDL RLTY TR INC COM SEDOL: 2360757	Common Stock	197,512
			723,963,668
	Mutual Funds:
	Dodge & Cox International Stock Fund	International Fund	155,296,965
	Victory Sycamore Small Company Opportunity Fund	Small U.S. Equity Fund	102,564,975
			257,861,940
	Collective Trust Funds:
*	BlackRock MSCI ACWI ex-U.S. IMI Index Fund	Large U.S. Equity Fund	180,392,059
*	BlackRock LifePath Index 2030 NL CIT Fund	Target Maturity Fund	133,204,313
*	BlackRock LifePath Index 2035 NL CIT Fund	Target Maturity Fund	139,827,699
*	BlackRock LifePath Index 2040 NL CIT Fund	Target Maturity Fund	137,528,524
*	BlackRock LifePath Index 2045 NL CIT Fund	Target Maturity Fund	151,631,208
*	BlackRock LifePath Index 2050 NL CIT Fund	Target Maturity Fund	124,449,482
*	BlackRock LifePath Index 2055 NL CIT Fund	Target Maturity Fund	95,537,416
*	BlackRock LifePath Index 2060 NL CIT Fund	Target Maturity Fund	58,031,439
*	BlackRock LifePath Index 2065 NL CIT Fund	Target Maturity Fund	23,129,409
*	BlackRock LifePath Index Retirement NL CIT Fund	Target Maturity Fund	143,171,431
*	BlackRock Equity Index Fund	Large U.S. Equity Index Fund	856,794,192
*	BlackRock Extended Equity Market Fund	Mid-Cap Growth Fund	236,701,442
*	BlackRock U.S. Debt Index Fund	Domestic Fixed Income/Intermediate Core Bond	77,079,737
	Boston Partners Large Cap Value Equity Fund	Large U.S. Equity Fund	226,114,074
	Harding Loevner International Equity Collective Fund	International Fund	36,740,022
*	KeyBank EB MaGIC Fund	Stable Value Fund	129,928,472
	PIMCO Diversified Real Asset CIT	Large U.S. Equity Fund	22,230,201
	PIMCO COLLECTIVE INVT	Intermediate Core-Plus Bond	159,759,698
			2,932,250,818
	Money Market Funds:
	Federated Government Obligations Fund	Money Market Fund	147,573,801
	Collective U.S. Government STIF	Money Market Fund	11,359,966
			158,933,767

	Total assets held for investment purposes		4,073,010,193

*	Loans to participants (interest rates from 4.25%-9.50% with various maturities)		56,378,833

	Total assets held for investment purposes		$4,129,389,026

*	Party-in-interest to the Plan.